Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment to the Quarterly Report on Form 10-Q/A of Authentidate Holding Corp. (the “Company”) for the quarterly period March 31, 2016, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Hanif Roshan, Chief Executive Officer (Principal Executive Officer) and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 5, 2017

/s/ Hanif Roshan
Hanif Roshan
Chief Executive Officer and interim Principal Accounting Officer (Principal Executive Officer and Principal Financial Officer)

 A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.